                                                                    EXHIBIT 10.5




               SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

            This Settlement Agreement and Mutual General Release ("Agreement") is made between Arthur W. Tate ("Claimant"), on the one hand, and Guardian Bank ("Bank"), Guardian Bancorp ("Bancorp") and Guardian Trust Co. ("Trust Co.") (collectively "Releasees"), on the other hand, and is made with respect to the following facts:

            A. A dispute has arisen between Claimant and Releasees regarding Claimant's employment with Bank and Bancorp and his serving as a director and officer of Bancorp and Trust Co. With respect to this dispute, Claimant has threatened to file a lawsuit. A copy of the draft complaint (the "Draft Complaint") Claimant proposed to file is attached hereto as Exhibit A. Because the Draft Complaint was not filed, Releasees were not required to file an Answer; however, they would deny all the material allegations contained within it.

            B. The parties hereto are now desirous of settling their differences.

            C. Based on the foregoing facts, and in exchange for the covenants contained herein, the parties hereto, and each of them, agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning indicated:

                  (a) "Claims" refers to and includes all claims, demands, rights, causes of action, rights of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, liens and remedies of every kind or nature whatsoever, whether the same are or any of the same is at law, in equity, or otherwise, and whether the same are or any of the same is known or unknown to the parties at the time of their execution of this Agreement.

                  (b) "Obligations" refers to and includes all obligations, duties, liabilities, damages, costs, fees (including, but without limitation thereto, attorneys' fees), expenses and debts of every kind and nature whatsoever, whether the same are or any of the same is known or unknown to the parties at the time of their execution of this Agreement.

                  Subject to and with reference to the definitions set forth above, the parties hereto, and each of them, execute this Agreement in favor of and for the benefit of the other as follows.



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

            2.    GENERAL.

                  (a) It is understood that this Agreement does not constitute an admission by any of the parties of any wrongdoing whatsoever. Moreover, each of the parties specifically denies having engaged in any wrongdoing.

                  (b) The parties have agreed to enter into this Agreement for the purpose of fully and completely settling all differences between them and in the interest of saving themselves the costs and vexation of further legal proceedings.


            3.    CLAIMANT'S RESIGNATION.

                  (a) Releasees' personnel records shall reflect that effective August 23, 1993, Claimant voluntarily resigned as Vice Chairman of Bank, as President of Bancorp and as Chairman of Trust Co. Claimant's letter of resignation from these positions is attached hereto as Exhibit B. This letter shall become a permanent part of Claimant's personnel file. Any document in Claimant's personnel file indicating that Claimant's departure from any of these positions was for any reason other than voluntary resignation shall be removed from the file.

                  (b) Claimant shall voluntarily resign as a Director of the Board of Directors of Bancorp and of Trust Co. and from each and every committee or subcommittee thereof on which he serves. Claimant's letter of resignation from these positions is attached hereto as Exhibit C. Claimant's resignation shall be deemed to be accepted on the date this Agreement becomes effective.


            4.    PAYMENT BY RELEASEES.

                  (a) Releasees shall pay Claimant the gross sum of ONE HUNDRED THIRTEEN THOUSAND, NINE HUNDRED SIX DOLLARS AND TWENTY-FIVE CENTS ($113,906.25). This sum shall be allocated completely to Claimant's alleged claims for personal injury, pain, suffering, anguish, physical and emotional stress and strain (which claims Releasees deny). None of this portion of the settlement proceeds is paid as earnings, back wages, vacation or separation pay. Releasees shall not file a W2 form or a 1099 with respect to this payment.

                  (b) Releasees shall pay Claimant the gross sum of FIFTY SIX THOUSAND, NINE HUNDRED FIFTY-THREE DOLLARS AND THIRTEEN CENTS ($56,953.13). This sum shall be allocated to Claimant's claims to additional compensation (which claims Releasees deny). This payment shall be treated as a taxable payment, and all



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deductions required by law, calculated using the most current W4 form Claimant has filed with Releasees, shall be made from these proceeds. Releasees shall include this payment in the W2 form issued to Claimant at the end of the calendar year.

                  (c) The payments called for in this paragraph 4 shall be made upon Claimant's delivery to Releasees' attorney of five (5) executed copies of this Agreement and the expiration of the revocation period set forth in paragraph 26 below.

                  (d) Claimant acknowledges and agrees that he shall pay any local, state or federal income taxes, penalties, fines, interest or assessments incurred as the result of any payment of monies under this Agreement. In the event Releasees are required to pay, or it is contended that Releasees are required to pay any such taxes, fines, interest or assessments, Claimant agrees to hold harmless and indemnify Releasees from any and all such taxes, fines, interest or assessments. Claimant further agrees not to seek or make any claim against Releasees for any loss, cost, damage or expense if a claim or adverse determination is made in connection with the nonwithholding or other tax treatment of any of the proceeds of this settlement or any portion thereof. In addition, Claimant acknowledges and agrees that Releasees have no duty to defend against any claim or assertion made in connection with the nonwithholding or other tax treatment of the proceeds of this settlement or any portion thereof, and Claimant agrees to assume full responsibility for defending against any such claim or assertion. At their option, Releasees may select counsel of their choosing to represent them in connection with any claim or assertion made in connection with the nonwithholding or other tax treatment of the proceeds of this settlement. Claimant shall indemnify Releasees for the attorneys' fees and costs incurred in connection with such claim or assertion.


            5.    TRANSFER OF TITLE TO AUTOMOBILE.

                  (a) Releasees shall assign to Claimant title to the 1988 Mercedes Benz 300 SEL which Releasees purchased but which they permitted Claimant to use while he was in their employ. Subject to Claimant's providing Releasees with a copy of the written statement he has obtained from a recognized Mercedes Benz dealership regarding the current fair market value of the vehicle, Releasees, in transferring title, shall advise the DMV that the value of the vehicle is $12,500. Releasees shall assign title at the same time and under the same conditions as set forth in Paragraph 4(c).

                   (b) Claimant acknowledges that the transfer of title referred to in this Paragraph 5 represents the receipt of



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value in addition to any payment of value to which Claimant already is entitled and is made for the purpose of avoiding the costs and vagaries of litigation.


            6. BALBOA BAY CLUB MEMBERSHIP. To the extent permitted by the applicable membership documents, Bank shall promptly transfer all rights it has in its membership in the Balboa Bay Club which it permitted Claimant to use while in its employ. Claimant will be liable for any and all financial obligations that accompany that membership or the transfer thereof from a corporate to an individual membership.


            7. TELEPHONES. Releasees shall transfer the car phone and portable phone they permitted Claimant to use at an imputed income of $100 each.


            8.    INSURANCE.

                  (a) Bank shall continue to provide Claimant his current health, life and long-term disability insurance benefits for a six (6) month period commencing August 23, 1993. Thereafter, with respect to the health insurance, Claimant shall be entitled to exercise his rights under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Bank shall timely provide Claimant notice of his rights under and forms needed to make the elections provided by COBRA.

                  (b) The life insurance policy in the amount of $750,000 of coverage, naming Claimant as the insured, shall remain in place through its renewal date of July 23, 1994. Thereafter, to the extent permitted by the terms of the policy, Claimant may continue coverage by making such payments and fulfilling such other requirements as called for in the policy.


            9.    RELEASE.

                  (a) Claimant does hereby agree to fully, finally and forever release, quitclaim and discharge Releasees, and each of them, and each of their officers, directors, shareholders, agents, employees, attorneys, trustees, administrators, accountants, successors, assigns, insurance carriers and/or administrators, affiliates and related organizations and any or all of them from any and all claims, liabilities, demands, debts, accounts, obligations, actions and causes of action, known or unknown, at law or in equity, which he may have or claimed to have had, arising at any time in the unlimited past to and including the date of this Agreement, including, but without



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

limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with his employment with and his serving as a Director on the Board of Directors of Releasees and his resignations/terminations therefrom. Without limiting the generality of the foregoing, Claimant specifically acknowledges that the persons he is releasing include (but are not limited to) Howard Fletcher III, Vincent Bell, Donald Bohana, Marilyn M. Cohen, Robert D. Frandzel, Paul M. Harris, Saul Socoloske and John P. Sullivan.

                  (b) Without limiting the generality of the foregoing, Claimant acknowledges and agrees that among the claims released are any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Equal Pay Act, the Fair Labor Standards Act, the California Labor Code, any Wage Order promulgated by the Industrial Welfare Commission, the California Unemployment Insurance Code, any breach of an express, written, oral or implied contract, breach of an implied covenant of good faith and fair dealing, tortious wrongful discharge based on a breach of any state or federal public policy, fraud, negligent misrepresentation, defamation, libel, slander, negligence, intentional or negligent infliction of emotional distress and any and all additional claims purported to be pled in the Draft Complaint.

                  (c) Claimant further acknowledges and agrees that this Agreement shall operate as a complete bar of any and all litigation, charges, complaints, grievances, arbitrations, or demands of any kind whatsoever which arose at any time in the unlimited past to and including the date of this Agreement, regardless of whether they are pending or contemplated, or might at any time be filed including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with his employment with and his serving as a Director on the Board of Directors of Releasees and his resignations/terminations therefrom. Each and all of the aforesaid claims or potential claims, are hereby fully and finally settled, compromised and released.

                  (d) Claimant acknowledges that he has been advised by legal counsel and is familiar with the provision of Section 1542 of the California Civil Code, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTORS.



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

                  (e) Being aware of said Code section, Claimant hereby expressly waives and relinquishes any rights or benefits he may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.

                  (f) Releasees do hereby agree to fully, finally and forever release, quitclaim and discharge Claimant and each of his attorneys, agents, successors and assigns and any or all of them from any and all claims, liabilities, demands, debts, accounts, obligations, actions and causes of action, known or unknown, at law or in equity, which they may have or claimed to have had, arising at any time in the unlimited past to and including the date of this Agreement, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with Claimant's employment with and his serving as a Director on the Board of Directors of Releasees and his resignations therefrom.

                  (g) Releasees further acknowledge and agree that this Agreement shall operate as a complete bar of any and all litigation, charges, complaints, grievances, arbitrations, or demands of any kind whatsoever which arose at any time in the unlimited past to and including the date of this Agreement, regardless of whether they are pending or contemplated, or might at any time be filed including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with Claimant's employment with Releasees and his serving as Director on the Boards of Directors of Releasees and his resignations therefrom. Each and all of the aforesaid claims are hereby fully and finally settled, compromised and released.

                  (h) Releasees acknowledge that they have been advised by legal counsel and are familiar with the provision of Section 1542 of the California Civil Code, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTORS.

                  (i) Being aware of said Code section, Releasees hereby expressly waive and relinquish any rights or benefits they may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.



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

            10. LETTER OF RECOMMENDATION/REFERENCES. Upon request from Claimant, Releasees will issue a copy of the letter of recommendation attached hereto as Exhibit C to such persons as Claimant may direct. A copy of the letter of recommendation shall also become a permanent part of Claimant's personnel file. Apart from the obligations set forth in this paragraph 9, Releasees shall have no obligation to provide references on Claimant's behalf.


            11. SUCCESSORS AND ASSIGNS. All agreements, acknowledgments, declarations, representations, understandings, promises, warranties, authorizations and instructions made, and all understandings expressed by the parties hereto, and each of them, in this Agreement and all benefits accruing under this Agreement apply to and bind the respective makers of said agreements, acknowledgments, declarations, representations, understandings, promises, warranties, authorizations, instructions and expressions of understanding, and also all of their respective heirs, officers, directors, agents, servants, employees, attorneys, shareholders, affiliates, subsidiaries, parent entities, firms, predecessors, successors and assigns, and also all other persons, firms, corporations, associations, partnerships and entities in privity with or related to or affiliated with any such person, firm, corporation, association, partnership or entity.


            12. MODIFICATION. This Agreement may not be modified except by a writing signed by each of the parties hereto, or their duly authorized representatives.


            13. APPLICABLE LAW. This Agreement shall, in all respects, be interpreted, construed and governed by and under the domestic laws of the State of California.


            14.   ARBITRATION.

                  (a) Any dispute regarding any aspect of this Agreement (including but not limited to its formation, performance or breach) or any act which allegedly has or would violate any provision of this Agreement ("Arbitrable Dispute"), except for a dispute arising out of an alleged violation of paragraph 14, will be submitted to arbitration in Los Angeles County, California, before an experienced employment arbitrator licensed to practice law in California and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any



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other expenses connected with presenting their claim.  Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be borne equally by the parties, one-half by Claimant, on the one hand, and one-half by Releasees, on the other hand.

                  (b) Should either party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any Arbitrable Dispute by any method other than through arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.


            15.   PROPRIETARY INFORMATION.

                  (a) Claimant agrees that he will not in any fashion, form or manner, either directly or indirectly, solicit or use for his own purposes or for the purposes of any third party, or divulge, disclose or communicate to any third party, any information he obtained during the course and scope of his employment with Releasees regarding the identity of Releasees' customers, the business transacted with them, the nature of the services provided by Releasees and the prices charged for such services, and any other information that constitutes a "trade secret" under California law.

                  (b) Claimant further agrees that as of the date he delivers five (5) executed copies of this Agreement to Releasees' attorney, he has returned to Releasees all originals and all copies of all the Releasees' documents or other business records within his possession, custody or control, including without limitation, manuals, documents, files, reports, studies, instruments or other material used and/or developed by Claimant during his employment with Releasees, and letters, memoranda, notes, reports, tables, charts, photographs, video and audio tapes and transcriptions of such tapes, computer records (including without limitation any and all computer disks, computer tapes, and electronic or "E" mail).


            16. RELEASEES' PROPERTY. Claimant represents and agrees that, except as set forth above, on or before the date he delivers five (5) executed copies of this Agreement to Releasees' attorney, in addition to the items identified in Paragraph 14, above, he turned over to Releasees all files, memoranda, records, other documents, badges, keys, credit cards and any other physical or personal property which are or were the property of



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Releasees which Claimant had in his possession, custody or control.


            17. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any terms or conditions contained herein.


            18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.


            19.   CONFIDENTIALITY.

                  (a) Claimant agrees that he will not disclose, directly or indirectly, whether individually or by or through an agent, representative, attorney or other person, the existence of this Agreement or its terms or conditions except (a) as required under compulsion of law, or (b) to his spouse, financial, accounting or legal advisors and further agrees that he will take reasonable steps to ensure against disclosure of the existence or terms of this Agreement by such persons.

                  (b) Releasees agree that they will not disclose, directly or indirectly, whether individually or by or through an agent, representative, attorney or other person, the existence of this Agreement or its terms or conditions except (a) as required under compulsion of law, including (without limitation) responding to any request for such information from any state or federal governmental agency to which they are subject to regulation, or setting forth such information in public disclosure statements, to the extent required by law, (b) to such of its officers, employees or agents who need such information in order to effectuate the terms of the Agreement. Releasees will take reasonable steps to ensure against disclosure of the existence or terms of this Agreement by such persons. Nothing contained herein shall prevent the parties from discussing the terms and conditions of the Agreement with each other.


            20. INDEMNIFICATION. As a further material inducement to Releasees to enter into this Agreement, Claimant hereby agrees to indemnify and hold Releasees, and each of them, harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by Releasees, or any of them, arising out of any breach of this



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Agreement by Claimant or the fact that any representation expressly made herein by Claimant was false when made.


            21. NO DISPARAGEMENT. Claimant shall take no action of any type and make no statement of any type which harms, tends to harm, inconveniences, embarrasses, is against the best interest of, or brings into disrepute Releasees or any of their employees, officers, executives, directors, staff members, agents and related organizations.


            22. ENTIRETY OF AGREEMENT. The parties hereto acknowledge and agree that this instrument and any other instruments specifically referred to herein constitute and contain the entire agreement and understanding concerning the subject matter between the parties and supersede and replace all prior negotiations and proposed agreements, whether written or oral. The parties, and each of them, warrant that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever not contained herein to induce them to execute this instrument and the other documents referred to herein. The parties, and each of them, represent that they have not executed this instrument or the other documents in reliance on any promise, representations or warranty not contained herein.


            23. CONSTRUCTION. The parties hereto acknowledge and agree that the language of this instrument shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties.


            24. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not be deemed a part of or in any manner affect this Agreement or any provisions hereof.


            25. CONSULTATION WITH ATTORNEY AND COMPLETE UNDERSTANDING OF AGREEMENT. Claimant acknowledges that he was represented by independent legal counsel in connection with the negotiation and execution of this Agreement. Claimant further acknowledges that he was advised that he had a period of twenty-one (21) calendar days in which to consider and execute this Agreement. Claimant acknowledges that he consulted with his attorney before signing this Agreement, that Claimant has carefully read and fully understands all the provisions of this Agreement and that he is voluntarily entering into it.



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            26.   EFFECTIVE DATE OF AGREEMENT.  Claimant further acknowledges and understands that he has seven (7) calendar days from the date on which he executes this Agreement to revoke it. Any such revocation must be made in a signed writing delivered to Debby Manning, Guardian Bank, 800 South Figueroa Street, Los Angeles, California 90017, no later than 5:00 p.m. on the seventh day after Claimant signs this Agreement. If Claimant revokes this Agreement, it shall not be effective or enforceable and Claimant will not receive any of the benefits described in this Agreement. The Agreement shall not be effective until the expiration of this revocation period.



Dated: 11-12-93                     GUARDIAN BANCORP



                                    By:           H. Fletcher
                                         --------------------------------
                                    Title: President




Dated: 11-12-93                     GUARDIAN BANK



                                    By:           H. Fletcher
                                         --------------------------------
                                    Title: President & CEO



Dated: 11-12-93                     GUARDIAN TRUST COMPANY



                                    By:          H. Fletcher
                                         --------------------------------
                                    Title: Chairman





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Dated:                               Arthur W. Tate
                               ---------------------------
                                     ARTHUR W. TATE


APPROVED AS TO FORM AND SUBSTANCE

RICKS & ANDERSON


         Cecil Ricks, Jr.
- ---------------------------------
         Cecil Ricks, Jr.
Attorneys for Claimant



PROSKAUER ROSE GOETZ & MENDELSOHN


         Harold M. Brody
- ---------------------------------
         Harold M. Brody
Attorneys for Releasees



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